Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Thomas R. Butkus, Chief Executive Officer, Lyn G. Rupich, President, and Pamela N. Favero, Chief Financial Officer of AJS Bancorp, Inc. ("the Company"), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2009 and that to the best of his/her knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: November 12, 2009	/s/ Thomas R. Butkus
Chief Executive Officer and Chairman
Of the Board

Date: November 12, 2009	/s/ Lyn G. Rupich
President and Chief Operating Officer

Date: November 12, 2009	/s/ Pamela N. Favero
Chief Financial Officer